UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the commission only (as permitted by rule 14A-
    6(E)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240-14a-12

                   SOUTHWEST GEORGIA FINANCIAL CORPORATON
           (Exact name of Registrant as specified in its charter)

             _________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid
    [ ] Fee paid previously with preliminary materials:
    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No:
(3) Filing Party:
(4) Date Filed:

                               April 10, 2007






Dear Shareholder:

The Annual Meeting of the Shareholders of Southwest Georgia Financial Corporation will be held on Tuesday, May 22, 2007, in the Southwest Georgia Bank Administrative Services Building, 205 Second Street S.E., Moultrie, Georgia, at 4:30 P.M. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Again this year, we will have a special drawing for shareholders who attend the meeting. We will give away four $500.00 savings bonds--you must be present to win and you must be a shareholder of Southwest Georgia Financial Corporation. (*Directors, officers, and staff of Southwest Georgia Bank and Southwest Georgia Financial Corporation and their immediate families are not eligible to participate in the drawing).

In order to ensure that your shares are voted at the meeting, please complete, date, sign, and return the Proxy in the enclosed postage-paid envelope at your earliest convenience. Every shareholder's vote is important, no matter how many shares you own.

We encourage you to attend this annual meeting of the shareholders and join us in the lobby immediately following the meeting for refreshments. We look forward to your continued support and another good year in 2007.

					Very truly yours,
					/s/DeWitt Drew
					DeWitt Drew
					President and Chief Executive Officer




* Immediate family is considered to be husband, wife, and children living at home.

                SOUTHWEST GEORGIA FINANCIAL CORPORATION
                             P.O. Box 3488
                        201 First Street, S.E.
                       Moultrie, Georgia 31768

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held on May 22, 2007


The annual meeting of shareholders of Southwest Georgia Financial
Corporation ("the Corporation") will be held on Tuesday, May 22, 2007, at 4:30 p.m. at the Southwest Georgia Bank Administrative Services Building, 205 Second Street, S.E., Moultrie, Georgia, for the purposes of considering and voting upon:

1. The election of ten directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified; and

2. Such other matters as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 9, 2007, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Even if you plan to attend the meeting in Moultrie, Georgia, please provide us voting instructions in one of the following ways as soon as possible:

(1) Please mark, sign, date, and return the Proxy promptly in the enclosed business reply envelope;

(2) If your shares are held in "street-name", that is held for your account by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow in order to have your shares voted.

If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

Also enclosed is the Corporation's 2006 Annual Report to Shareholders, which contains financial data and other information about the Corporation.

                              By Order of the Board of Directors,

                              /s/DeWitt Drew

                              DeWitt Drew
                              President and
                              Chief Executive Officer
April 10, 2007

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                SOUTHWEST GEORGIA FINANCIAL CORPORATION
                             P.O. Box 3488
                         201 First Street, S.E.
                        Moultrie, Georgia 31768

                            PROXY STATEMENT

                            April 10, 2007

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Southwest Georgia Financial Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held on May 22, 2007, and any postponement and adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Corporation. Copies of solicitation materials may be furnished to banks, brokerage houses, and other custodians, nominees, and fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Corporation may solicit Proxies in person or by telephone. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on April 10, 2007.

              QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting of Shareholders, shareholders will act upon the matters set forth in the accompanying notice of meeting, including the election of ten directors and any other matters that may properly come before the meeting.

Who is entitled to vote?

All shareholders of record of the Corporation's common stock at the close of business on April 9, 2007, which is referred to as the record date, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock held by them on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

How do I cast my vote?

You may vote your shares by marking, signing, dating and returning the Proxy in the enclosed business reply envelope provided to you, or you may vote in person at the Annual Meeting. If your shares of common stock are held in "street name", that is held for your account by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow in order to have your shares voted.

If the Proxy is returned but no choice is specified thereon, it will be voted for all the persons named below under the caption "Information about Nominees for Director".

What are the quorum and voting requirements?

A quorum is present when the holders of a majority of the shares outstanding on the record date are present at the Annual Meeting of Shareholders in person or by proxy. On the record date, the Corporation had outstanding and entitled to vote 2,596,643 shares of Common Stock, par value $1.00 per share.

The required vote for each item of business at the Annual Meeting is as follows:

1. For Proposal 1, the election of directors, those nominees receiving the greatest number of votes at the Annual Meeting of Shareholders shall be deemed elected, even though the nominees may not receive a majority of the votes cast.

2. For any other business at the Annual Meeting, the vote of a majority of the shares voted on the matter, assuming a quorum is present, shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law.

How are votes counted?

Abstentions and "broker non-votes" will be counted only for purposes of establishing a quorum, but will not otherwise affect the vote. "Broker non-votes" are proxies received from brokers or other nominees holding shares on behalf of their clients (in "street name") who have not been given specific voting instructions from their clients with respect to non-routine matters. Typically, the election of directors is considered a routine matter by brokers and other nominees allowing them to have discretionary voting power to vote shares they hold on behalf of their clients for the election of directors.

Because directors are elected by a plurality of the votes cast, the directors that get the most votes will be elected even if such votes do not constitute a majority. Directors cannot be voted "against" and votes to "withhold authority" to vote for a certain nominee will have no effect if the nominee receives a plurality of the votes cast. For all other proposals that come before the meeting, you may vote "for" or "against" the proposal.

If you hold your shares of common stock in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote.

Will other matters be voted on at the Annual Meeting?

The Corporation is not aware of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my Proxy instructions?

Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities.

In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering a signed writing revoking it or a duly executed Proxy bearing a later date to the Secretary of the Corporation at Southwest Georgia Financial Corporation, P.O. Box 3488, Moultrie, Georgia 31776-3488. Any shareholder of record as of the record date attending the Annual Meeting may vote in person by ballot whether or not a Proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given Proxy.

Any shareholder holding shares in "street name" by a broker or other nominee must contact the broker or nominee to obtain instructions for revoking the Proxy instructions.

What other information should I review before voting?

The 2006 Annual Report to Shareholders, including financial statements for the year ended December 31, 2006, is enclosed with this Proxy Statement.
The Annual Report on Form 10-K except for the exhibits is part of the proxy solicitation material. The Corporation will furnish without charge a copy of its complete Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2006, including financial statements and schedules, to any record or any beneficial owner of its Common Stock as of April 9, 2007, who requests a copy of such report. Any request for the Form 10-K report should be in writing addressed to:

                Mr. George R. Kirkland
                Southwest Georgia Financial Corporation
                P.O. Box 3488
                Moultrie, Georgia 31776-3488

You may also obtain copies of the Corporation's Form 10-K from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, Room 1580, F. Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information.

If the person requesting the report was not a shareholder of record on April 9, 2007, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibit to the Form 10-K will be furnished on request and upon receipt of the payment of the Corporation's expense in furnishing the exhibits.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth as of March 12, 2007, beneficial ownership of the Corporation's Common Stock by each "person" (as that term is defined by the Securities and Exchange Commission) known by the Corporation to be the beneficial owner of more than 5% of the Corporation's common stock, by each director and named executive officers of the Corporation and all such persons as a group.

                                        Amount and Nature of         Percent
Name of Beneficial Owner              Beneficial Ownership (1)       of Class
The Employee Stock Ownership
 Plan and Trust of Southwest
 Georgia Financial Corporation               327,478                 12.06%
John H. Clark                                  8,749                    *    (2)
Cecil H. Barber                               34,447                  1.27%  (3)
DeWitt Drew                                   20,342                    *    (4)
Michael McLean                                94,095                  3.47%  (5)
Richard L. Moss                               25,715                    *    (6)
Roy H. Reeves                                 27,707                  1.02%  (7)
Johnny R. Slocumb                             48,725                  1.79%
M. Lane Ware                                       0                    *
Marcus R. Wells                                6,500                    *    (8)
C. Broughton Williams, Jr.                    14,037                    *
John J. Cole, Jr.                             53,799                  1.98%  (9)
J. David Dyer, Jr.                             2,376                    *
George R. Kirkland                            33,749                  1.24% (10)
All Directors, Named Executive
 Officers, and 5% Shareholders
 as a Group (13 persons)                     645,522                 23.78%

 * Indicates less than one percent (1%).

(1) Based on 2,714,748 shares outstanding as of March 12, 2007, which includes shares underlying outstanding stock options exercisable within 60 days of the record date, which are deemed to be outstanding for purposes of calculating the percentage owned by a holder.

(2) Includes (i) 2,706 shares owned of record by Mr. Clark's wife as to which Mr. Clark disclaims beneficial ownership.

(3) Includes 3,300 presently exercisable stock options.

(4) Includes (i) 3,946 shares allocated to the account of Mr. Drew in the Employee Stock Ownership Plan and Trust, over which shares Mr. Drew exercises voting power and (ii) 13,200 presently exercisable stock options granted to Mr. Drew.

(5) Includes (i) 57,357 shares of which Mr. McLean holds the voting power of attorney for E. J. McLean, Jr., and (ii) 26,400 shares of which Mr. McLean holds the voting power of attorney for Robert A. Cooper, Jr.

(6) Includes 22,299 shares pledged as collateral for loans.

(7) Includes 11,880 shares pledged as collateral for loans.

(8) Includes 6,000 shares of which Mr. Wells holds the voting power of attorney for Hiller M. Gammage, Jr.

(9) Includes (i) 38,666 shares allocated to the account of Mr. Cole in the Employee Stock Ownership Plan and Trust, over which shares Mr. Cole exercises voting power and (ii) 3,300 presently exercisable stock options granted to Mr. Cole.

(10) Includes (i) 9,585 shares allocated to the account of Mr. Kirkland in the Employee Stock Ownership Plan and Trust, over which shares Mr. Kirkland exercises voting power and (ii) 3,300 presently exercisable stock options granted to Mr. Kirkland.

                          ELECTION OF DIRECTORS

The bylaws of the Corporation provide that the Board of Directors shall consist of not less than five nor more than 25 directors. The exact number of directors is currently set at 11 by Board resolution. Because current director John H. Clark will not run for reelection in 2007, the Board will set the number of directors immediately after the Annual Meeting at 10.

The terms of office for directors continue until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until earlier resignation, removal from office, or death.

Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee. Management of the Corporation has no reason to believe that any nominee will not serve if elected.

                INFORMATION ABOUT NOMINEES FOR DIRECTOR

The following information as of April 9, 2007, has been furnished by the respective nominees for director. John J. Cole., Jr. was elected to the Board in January 2007. M. Lane Wear and Marcus R. Wells were each elected to the Board in March 2007. Mr. Cole, Mr. Wear and Mr. Wells will stand for election by the Corporation's shareholders for the first time at the Corporation's 2007 Annual Meeting. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

Name (Age)                   Information about Nominee

Cecil H. Barber (42)         A director of the Bank and the Corporation since
                             1999, Mr. Barber is Vice President of Barber
                             Contracting, a general contracting company.

John J. Cole, Jr. (56)       A newly appointed director of the Bank and of the
                             Corporation. Mr. Cole became Executive Vice
                             President and Cashier of the Bank and Executive
                             Vice President of the Corporation in 2002.
                             Previously, he had been Senior Vice President and Cashier of the Bank and Senior Vice President of the Corporation since 1992. Previously, he has served in various other positions with the Bank since 1976 and the Corporation since 1981. Mr.
                             Cole is standing for election as Director of the Company for the first time at the Corporation's
                             2007 Annual Meeting.

DeWitt Drew (50)             Mr. Drew has been President and Chief Executive
                             Officer of the Bank and Corporation since May
                             2002. Previously, he served as President and Chief
                             Operating Officer during 2000 and 2001 and
                             Executive Vice President during 1999 for the Bank and Corporation.

Michael J. McLean (60)       Chairman of the Board of the Bank and Corporation
                             since 2006, Mr. McLean has been a director of the Bank and Corporation since 1999. Mr. McLean is the owner of McLean Engineering Company, Inc., an engineering consulting firm.

Richard L. Moss (55)         Vice Chairman of the Board of the Bank and
                             Corporation since 2006, Mr. Moss has been a director of the Bank since 1980 and of the Corporation since 1981. Mr. Moss is President of
                             Moss Farms.

Roy H. Reeves (47)           A director of the Bank and the Corporation since
                             1991, Mr. Reeves is a partner of Reeves
                             Properties, L.P., a property rental company.

Name (Age)                   Information about Nominee

Johnny R. Slocumb (54)       A director of the Bank and the Corporation since
                             1991, Mr. Slocumb is owner of The Slocumb Company, a company which offers real estate and insurance services.

M. Lane Wear (55)            A newly appointed director of the Bank and of the
                             Corporation. Mr. Wear is a Certified Public
                             Accountant and has been a partner with Vines, Wear and Mangum, LLP since 1986. Mr. Wear is standing for election as Director of the Company for the first time at the Corporation's 2007
                             Annual Meeting.

Marcus R. Wells (49)         A newly appointed director of the Bank and of the
                             Corporation. Mr. Wells is a licensed physical therapist and has been owner and Chief Executive
                             Officer of Alliance Rehab, Inc., d/b/a Moultrie
                             Physical Therapy & Rehabilitation since January
                             2004. Previously, he was employed from 1999 to March 2003 and was managing partner from April
                             2003 to December 2003 by Moultrie Physical Therapy
                             & Rehabilitation. Also, Mr. Wells is Chief
                             Executive Officer of POINT, Inc., (Prevention of
                             Occupational & Industrial Trauma) since 1998.
                             Mr. Wells is standing for election as Director of the Company for the first time at the Corporation's 2007 Annual Meeting.

C. Broughton Williams (70)   A director of the Bank and the Corporation since
                             1999, Mr. Williams is a retired Senior Vice
                             President of the Bank and the Corporation. He is owner of Williams Consulting & Development

                             Company, and managing member of F&W Properties, L.L.C.

There are no family relationships between any director, executive officer, or nominee for director of the Corporation or any of its subsidiaries.

Meetings and Composition of the Board of Directors

The Board of Directors held 12 regular meetings during 2006. All of the directors, except for John H. Clark, attended at least seventy-five percent (75%) of the Board and committee meetings held during their tenure as directors. Directors are expected to be present at all Board of Directors meetings of the Corporation.

The Board has determined that a majority of the members of the Board of Directors are "independent" as defined under applicable federal securities laws and listing standards of the American Stock Exchange. The "independent" directors are Mr. Barber, Mr. Clark, Mr. McLean, Mr. Moss, Mr. Reeves, Mr. Slocumb, Mr. Wear, Mr. Wells, and Mr. Williams. The independent directors met in executive session without the non-independent directors and management one time in 2006.

Committees of the Board of Directors

The Board of Directors has established three committees, a Personnel Committee, an Audit Committee, and a Nominating Committee.

Personnel Committee

The Personnel Committee is composed of three members, Cecil Barber, Michael
J. McLean and Richard L. Moss. The Board of Directors has determined that all of these directors are "independent" under applicable federal securities laws and standards of the American Stock Exchange. The Personnel Committee held six meetings during 2006.

The Personnel Committee is responsible for establishing and administering the policies that govern the compensation arrangements for executive officers and other employees. The Personnel Committee is also responsible for oversight and administration of certain executive and employee compensation and benefit plans, including the Pension Retirement Plan (the "Pension Plan"), the Supplemental Retirement Plan (the "Supplemental Plan"), the 401(K) Plan, the Director's and Executive Officer's Stock Purchase Plan (the "Stock Purchase Plan") and the Key Individual Stock Option Plan (the "Option Plan"). It periodically reviews and makes recommendations to the Board with respect to Directors Compensation.

Audit Committee

The Audit Committee presently consists of six directors, Michael J. McLean, Richard L. Moss, Cecil H. Barber, Roy H. Reeves, C. Broughton Williams, and Johnny R. Slocumb. The Audit Committee held 12 meetings during 2006.

The Board of Directors has determined that all of the members of the Audit Committee are "independent" under applicable federal securities laws and listing standards of the American Stock Exchange and have sufficient knowledge in financial and accounting matters to serve on the Audit Committee, including the ability to read and understand fundamental financial statements. None of the members of the Audit Committee qualifies as "financially sophisticated" under the listing standards of the American Stock Exchange or an "audit committee financial expert" under the federal securities laws. A recently appointed Director, Mr. Lane Wear, CPA if elected to the Board in May will be appointed to the Audit Committee and can qualify as an "audit committee financial expert".

The Audit Committee is responsible for recommending the selection of independent auditors; meeting with the independent auditors to review the scope and results of the audit; reviewing with management and the internal auditor the systems of internal control and the internal audit reports; and ascertaining that any and all operational deficiencies are satisfactorily corrected. The Board of Directors has adopted a written Audit Committee Charter that is annually reviewed and assessed. A copy of the Charter is attached as Exhibit A.

Nominating Committee

The Board of Directors has a standing Nominating Committee that presently consists of three members, C. Broughton Williams, Cecil Barber, and Richard
L. Moss. The Nominating Committee nominates all directors and presents a slate of nominees for the Board of Directors to be approved by a majority of independent directors. The Board has determined that all of the members of the Nominating Committee are "independent" under applicable federal securities laws and listing standards of the American Stock Exchange.

Director Nominations

A candidate for the Board of Directors must meet the eligibility requirements set forth in the Corporation's bylaws and in any applicable Board or committee resolutions. The Nominating Committee considers qualifications and characteristics that it deems appropriate from time to time when selecting individuals to be nominated for election to the Board of Directors. These qualifications and characteristics may include, without limitation, independence, integrity, business experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions. In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director's Board and committee attendance, performance, and length of Board service.

The Nominating committee will consider in accordance with the analysis described above all director nominees properly recommended by shareholders. Any shareholder wishing to recommend a candidate for consideration as a possible director nominee for election at an upcoming meeting of shareholders must provide written notice to Mr. George R. Kirkland, Southwest Georgia Financial Corporation, P. O. Box 3488, Moultrie, GA 31776-3488 pursuant to the deadlines described in "Shareholders Proposals and Director Nominations."

Code of Ethical Conduct

The Corporation has adopted a Code of Ethics Policies and Procedures designed to promote ethical conduct by all of the Corporation's directors,
officers, and employees.   The Code of Ethics Policies and Procedures
includes a Code of Ethical Conduct for the Chief Executive Officer and Senior Financial Officers which sets forth standards applicable to all officers, directors, and employees but has provisions specifically applicable to the Chief Executive Officer and the principal financial officer. The Code of Ethics Policies and Procedures complies with the federal securities law requirement that issuers have a code of ethics applicable to the chief executive officer and principal financial officer, and the American Stock Exchange requirement that listed companies have a code of ethical conduct applicable to all directors, officers, and employees. The Corporation's Code of Ethical Conduct applicable to the

Chief Executive Officer and the principal financial officer was filed as
Exhibit 14 to its Annual Report on Form 10-K for the year ended December 31,
2003.

                          EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy

The objective of the Corporation's compensation program is to offer a compensation package that will attract, motivate, reward, and retain high-performing and dedicated employees. The package must balance competitive need and individual performance with affordability. The package must also provide financial security for employees and dependents upon retirement, disability, or death. The compensation program is designed to reward performance, longevity, professional growth, initiative, and increased responsibility.

Administration

The Personnel Committee of the Corporation reviews, evaluates, and approves compensation and benefits for all officers and also reviews general policy matters relating to compensation and benefits of the other employees, including DeWitt Drew, who is President and Chief Executive Officer of the Corporation and the Bank, J. David Dyer, Jr., who is Senior Vice President of the Corporation and the Bank and President and Chief Executive Officer of Empire Financial Services, Inc., a subsidiary of the Bank, John J. Cole, Jr., who is Executive Vice President of the Corporation and the Bank and George R. Kirkland, who is Senior Vice President and Treasurer of the Corporation and of the Bank, who are referred to herein as the "Named Executive Officers". The executive officers recommend to the Personnel Committee compensation for other employees based on comparison to compensation data received from banking related compensation and benefits surveys.

All remuneration paid to the Corporation's officers during the year ended December 31, 2006, was paid by subsidiaries of the Corporation.

Elements of Compensation

Annual Base Salary and Cash Bonus. Executive officer annual base salary and bonus awards are determined by the Personnel Committee with reference to Corporation-wide, divisional, and individual performance for the previous fiscal year based on a wide range of measures, which include comparisons with competitors' performance and internal goals set before the start of each fiscal year and by comparison to the level of executive officers' compensation of other financial institutions of comparable size in comparable markets. No relative weights are assigned for these factors.

The Personnel Committee believes that the most meaningful performance and pay equity comparisons are made against companies of similar size and in comparable markets. In keeping with this belief, the Committee consistently participates in and uses compensation and benefit surveys from the Georgia Bankers Association and the Bank Administration Institute and measures the Corporation's performance with peer comparison from the Federal Financial Institution Examining Council Peer Group Report. The 2006 earnings performance for the Corporation, measured by return on assets, placed it in the 45th percentile when compared to other similar one-bank holding companies in the peer group. After adjusting ROA based on non-recurring events listed below, would place the Corporation in approximately the top 80th percentile.

During 2006, the Personnel Committee set annual salary and bonus for the Named Executive Officers in 2006 based primarily on Corporation-wide performance. The Personnel Committee believes the returns on assets ("ROA") and equity ("ROE") are the most appropriate measures for evaluating this performance.

In 2006, the Corporation's net income was 30% lower than the previous year's net income, and the ROA was 1.00% and ROE was 8.01%, compared to ROA of 1.44% and ROE of 10.93% in 2005. While net income, ROA and ROE were less than the 2006 performance goals of $4.2 million in net income, ROA of 1.35% and ROE of 10.17%, certain non-recurring events occurred in 2006 that affected the corporate net earnings causing it to not meet its 2006 performance goals. The first event was a tender offer to purchase from shareholders 575,000 shares of corporate common stock that cost the Corporation approximately $890,000. Another non-recurring event included funding the defined pension plan with an additional $690,000 required minimum contribution in connection with freezing that plan. Also, the Corporation's mortgage servicing subsidiary had some large payoffs of servicing loans which accelerated the amortization of the mortgage servicing assets by $429,000. If these non-recurring events had not occurred in 2006, the Corporation's net income would have been approximately $4.3 million with a ROA of 1.41% and a ROE of 10.63%.

In view of the Corporation's 2006 performance and the non-recurring events, the Named Executive Officer's received an increase in their annual salary of between 4 and 6% and received bonuses equal to 0% to 30% of base salary as compared to raises of 4 to 25% and bonuses of 0% to 23% of base salary in 2005. The Named Executive Officers' base salaries and annual bonuses for 2006 are listed in "Executive Compensation - Summary Compensation Table".

Equity Incentive Awards. The Personnel Committee believes that equity based incentive compensation enhances the ability to competitively search, hire, and retain a strong competent executive staff, as well as to encourage corporate ownership among employees. The Corporation established the Option Plan on March 19, 1997 to provide for the issuance of stock options to key employees and directors of the Corporation. A maximum of 196,680 shares of common stock have been authorized for issuance with respect to options granted under the Option Plan. The Option Plan is administered by the Personnel Committee of the Board of Directors and all stock option grants are approved by the Board of Directors.

The Corporation granted 4,500 incentive options under the Option Plan in
fiscal year 2006 and there were no non-qualified options granted.   None of
these options were granted to the Named Executive Officers.

Non-Equity Incentive Awards. The Corporation has entered into an employment agreement with J. David Dyer, Jr., the Chief Executive Officer of the Corporation's commercial mortgage loan subsidiary, Empire Financial Services, Inc. ("Empire"). Under that agreement, Mr. Dyer is eligible to earn incentive compensation equal to 15% of Empire's total net income before taxes and staff bonuses in excess of $500,000 for each year. Mr. Dyer's 2006 non-equity incentive compensation is listed in "Executive Compensation
- Summary Compensation Table".

Retirement and Other Benefits

The Corporation offers retirement and other benefits that the Personnel Committee believes provides employees with a highly competitive package of benefits. The Corporation believes these forms of compensation enhance the ability to competitively search, hire, and retain a strong competent executive staff, and that the 401(k) Plan, ESOP and Stock Purchase Plan encourage corporate ownership among employees.

Pension Plan. The Corporation's Pension Plan is a qualified noncontributory defined benefit pension plan and is described in "Executive Compensation - Pension Benefits". During the fourth quarter of 2006, the Corporation froze the Pension Plan.

401(k) Plan. In place of the frozen Pension Plan, the Corporation adopted the Southwest Georgia Bank 401(k) Plan effective January 1, 2007 (the "401(k) Plan") for the benefit of most all of the employees who attain the age of 21 years and complete a year of service. The 401(k) Plan is a qualified defined contribution plan as provided for under Section 401(k) of the Internal Revenue Code. This 401(k) Plan is a "safe-harbor" plan meaning that the Corporation will match contributions dollar for dollar for the first 4% of compensation that each participant defers into the 401(k) Plan each payroll period. The 401(k) Plan allows for a discretionary match in excess of 4% and for participants to defer up to 80% of their compensations, subject to the maximum deferrals permitted under the Internal Revenue Code.

Employee Stock Ownership Plan. The Corporation has a qualified, nondiscriminatory Employee Stock Ownership Plan ("ESOP") administered by an ESOP Committee, and its assets are held and managed by a trustee. This ESOP is designed to motivate and reward employees as corporate owners and to provide to eligible employees additional retirement benefits. The ESOP covers most all employees who have at least two years of service. Contributions to the ESOP are at the discretion of the Board of Directors and are allocated to participants who are actively employed on the last day of the plan year and who have a year of service for such year (as defined in the ESOP). The annual amount of the contribution is determined by taking into consideration the prevailing financial conditions and fiscal requirements of the Corporation. The total annual contribution is limited by the amount that the Corporation can deduct for federal income tax purposes. Each eligible participant's contribution is based on a percentage of annual compensation. This form of compensation plan supports the Corporation's overall mission statement to attain motivated and dedicated employees.

Supplemental Retirement Plan. The Corporation's Supplemental Plan is a non-qualified retirement plan which provides benefits for any excess annual retirement benefits which can not be paid under the Pension Plan and ESOP, and is described in "Executive Compensation - Pension Benefits". There was no impact to the ESOP part of this plan as a result of the frozen Pension Plan.

Stock Purchase Plan. The Corporation has adopted the Stock Purchase Plan for executive officers and directors of the Corporation. The plan provides that participants may elect to contribute up to $500 monthly of salary or directors' fees and receive corporate common stock with an aggregate value of 1.5 times the contribution. The maximum level of monthly contribution is set by the Board of Directors.

In 2006, the Corporation contributed $3,000 to the Stock Purchase Plan accounts of Mr. Drew, Mr. Dyer and Mr. Kirkland and $1,500 to the Stock Purchase Plan account of Mr. Cole.

Nonqualified Deferred Compensation. Mr. Dyer, under his employee agreement, is provided deferred compensation as described in "Executive Compensation - Nonqualified Deferred Compensation".

Insurance. The Corporation provides to all employees group term life insurance benefit of 2.5 times their annual base salary not to exceed $350,000. The Corporation paid premiums of $552, $1,032, $1,032 and $790, respectively, for Mr. Drew, Mr. Dyer, Mr. Cole and Mr. Kirkland during 2006. The excess premium paid over $50,000 of life insurance benefit is non-cash compensation to the employee. Mr. Drew was the only management officer with bank owned life insurance compensation of $700 during 2006.

Employment Contracts and Change in Control Arrangements

DeWitt Drew. On October 1, 2003, the Corporation and the Bank entered into an employment agreement with DeWitt Drew. Under the employment agreement, Mr. Drew serves as the President and Chief Executive Officer of the Corporation and the Bank and is entitled to receive an annual base salary (currently $185,000) which is subject to normal annual increases as shall be determined by the Board of Directors of the Corporation from time to time. The employment agreement commenced on October 1, 2003, and is for a rolling five-year term that is extended for an additional day each day of his employment. In addition to the base salary, Mr. Drew is eligible to earn incentive or bonus compensation in accordance with such bonus plan as may be established by the Board of Directors of the Corporation for the fiscal year. Mr. Drew receives benefits of the kind customarily granted to other executives of the Bank and the Corporation, including participation in the Corporation's benefit plans. The Bank also pays the premiums on a $1 million split dollar life insurance policy for Mr. Drew. If Mr. Drew's employment terminates for any reason, he agrees not to provide banking services or solicit certain bank customers within certain geographical limits for a period of two years after such termination.

If Mr. Drew is terminated for Cause (as defined in the Agreement) or if he voluntarily terminates his employment, the Bank and the Corporation will have no further financial obligation to him. The stock options that are vested as of the termination date will be exercisable for 90 days and then terminate. If Mr. Drew is terminated without cause or by Mr. Drew for Good Reason (as defined) after a Change in Control (as defined), he is entitled to the salary and medical benefits provided to him under the agreement for the remainder of the then current term, subject to the terms and conditions of the agreement. Any options he has been granted as of the termination date will immediately vest and expire upon their normal expiration date in the case of a change in control or one year in case of another termination without cause. If Mr. Drew is terminated due to a disability, he shall continue to receive his salary for the remainder of the then current term and receive medical benefits until the earlier of the end of the then current term or he is entitled to disability coverage. If Mr. Drew's employment terminates because of death or disability, his options will vest and will expire upon their normal expiration date. In the event of any such termination at December 31, 2006, Mr. Drew would have been entitled to $946,754 which is the sum of his present salary and medical benefits for the five-year term.

J. David Dyer. As of January 1, 2002, the Banks' subsidiary, Empire entered into an employment agreement with J. David Dyer, Jr. that was amended on November 15, 2006. Under the employment agreement, Mr. Dyer serves as President and Chief Executive Officer of Empire and is entitled to receive an annual base salary (currently $170,000) subject to normal annual increases as determined by the Board of Directors from time to time. The term of the employment agreement expires on September 30, 2007. The term may be extended for an additional six month period ending March 31, 2008.
In addition to the base salary, Mr. Dyer is eligible to earn incentive or bonus compensation. Unless otherwise agreed upon by the Board and Mr. Dyer, his bonus for each year will be equal to 15% of Empire's total net income before taxes and staff bonuses in excess of $500,000 for each year. Additionally, for a period of two years after either the expiration of the term or the date Mr. Dyer ceases to be employed by Empire, Mr. Dyer will not engage in competitive activities within a certain geographical area.

Also, Empire maintains a deferred compensation account on Mr. Dyer's behalf that was credited annually with $200,000 of deferred compensation on December 31, 2002-2006. Monthly installment payments of $12,500 of the deferred compensation commence six months after the date of Mr. Dyer's termination and continue each month thereafter until the deferred compensation account is exhausted.

John J. Cole, Jr. On February 28, 2006, the Corporation and the Bank entered into an employment agreement with John Cole. Under the employment agreement, Mr. Cole serves as an Executive Vice President of the Corporation and the Bank and is entitled to receive an annual base salary (currently $109,000) which is subject to normal annual increases as shall be determined by the Board of Directors of the Corporation from time to time. The employment agreement commenced on February 28, 2006, and is for a five-year term. In addition to the base salary, Mr. Cole is eligible to earn incentive or bonus compensation in accordance with such bonus plan as may be established by the Board of Directors of the Corporation for the fiscal year. Mr. Cole receives benefits of the kind customarily granted to other executives of the Bank and the Corporation, including participation in the pension benefit plans, disability insurance, medical insurance, and life insurance pursuant to the agreement. If Mr. Cole's employment terminates for any reason, he agrees not to provide banking services or solicit certain bank customers within certain geographical limits for a period of two years after such termination.

If Mr. Cole is terminated for Cause (as defined in the Agreement) or if he voluntarily terminates his employment, the Bank and the Corporation will have no further financial obligation to him. The stock options that are vested as of the termination date will be exercisable for 90 days and then terminate. If Mr. Cole is terminated without Cause or by Mr. Cole for Good Reason (as defined) after a Change in Control (as defined), he is entitled to the salary and medical benefits provided to him under the agreement for the remainder of the then current term, subject to the terms and conditions of the agreement. Any options he has been granted as of the termination date will immediately vest and be exercisable for one year and then terminate. If Mr. Cole is terminated due to a disability, he shall continue to receive his salary for the remainder of the then current term and receive medical benefits until the earlier of the end of the then current term or he is entitled to disability coverage. If Mr. Cole's employment terminates because of death or disability, his options will vest and will expire upon their normal expiration date. In the event of any such termination at December 31, 2006, Mr. Cole would have been entitled to $454,530 which is the sum of his present salary for the remaining 4.2 year-term.

George R. Kirkland. On February 28, 2006, the Corporation and the Bank entered into an employment agreement with George R. Kirkland. Under the employment agreement, Mr. Kirkland serves as a Senior Vice President of the Corporation and the Bank and is entitled to receive an annual base salary (currently $85,000) which is subject to normal annual increases as shall be determined by the Board of Directors of the Corporation from time to time. The employment agreement commenced on February 28, 2006, and is for a five-year term. In addition to the base salary, Mr. Kirkland is eligible to earn incentive or bonus compensation in accordance with such bonus plan as may be established by the Board of Directors of the Corporation for the fiscal year. Mr. Kirkland receives benefits of the kind customarily granted to other executives of the Bank and the Corporation, including participation in the pension benefit plans, disability insurance, medical insurance, and life insurance pursuant to the agreement. If Mr. Kirkland's employment terminates for any reason, he agrees not to provide banking services or solicit certain bank customers within certain geographical limits for a period of two years after such termination.

If Mr. Kirkland is terminated for Cause (as defined in the Agreement) or if he voluntarily terminates his employment, the Bank and the Corporation will have no further financial obligation to him. The stock options that are vested as of the termination date will be exercisable for 90 days and then terminate. If Mr. Kirkland is terminated without cause or by Mr. Kirkland for Good Reason (as defined) after a Change in Control (as defined), he is entitled to the salary and medical benefits provided to him under the agreement for the remainder of the then current term, subject to the terms and conditions of the agreement. Any options he has been granted as of the termination date will immediately vest and be exercisable for one year and then terminate. If Mr. Kirkland is terminated due to a disability, he shall continue to receive his salary for the remainder of the then current term and receive medical benefits until the earlier of the end of the then current term or he is entitled to disability coverage. If Mr. Kirkland's employment terminates because of death or disability, his options will vest and will expire upon their normal expiration date. In the event of any such termination at December 31, 2006, Mr. Kirkland would have been entitled to $354,450 which is the sum of his present salary for the remaining 4.2 year-term.

Summary Compensation Table

The following table sets forth the annual and other compensation paid or accrued in 2006 for the Named Executive Officers. No other executive officers of the Corporation are required to be included in table and/or were paid $100,000 or more in total compensation during 2006.

Summary Compensation Table
                                                             Annual Compensation

                                                                       Change in
                                                                        Pension
                                                                       Value and
                                                         Non-Equity   Nonqualified
                                                         Incentive      Deferred
Name and Principal                     Base                 Plan      Compensation     All Other
Position During 2006           Year   Salary    Bonus   Compensation    Earnings    Compensation(1)    Total
DeWitt Drew                    2006  $175,000  $52,500    $      0      $ 24,330        $11,752 (2)   $263,582
President and CEO of the
Corporation and the Bank

J. David Dyer, Jr.             2006  $165,000  $     0    $290,598      $200,000        $ 4,032       $659,630
Senior Vice President of the
Corporation and the Bank

John J. Cole, Jr.              2006  $104,400  $12,750    $      0      $ 24,662        $ 2,532       $144,344
Executive Vice President of
the Corporation and the Bank

George R. Kirkland             2006  $ 81,000  $ 7,000    $      0      $ 14,885        $ 3,790       $106,675
Senior Vice President and
Treasurer of the Corporation
and the Bank

(1) Amounts shown include stock purchase plan contributions, group term life insurance, and bank owned life insurance benefits.
(2) Includes director's fees for 2006 of $7,500.

Equity-Based Compensation

As discussed in "Executive Compensation - Compensation Discussion and Analysis", the Corporation has established the Option Plan to provide for the grant of stock options to officers of the Corporation. The plan is administered by the Personnel Committee of the Board of Directors. No stock options or stock awards were granted to the Named Executive Officers during 2006.

The following table provides information as of December 31, 2006, about outstanding equity awards under the Corporation's Key Individual Stock Option Plan. The Corporation has never granted any other type of stock awards under the Option Plan or otherwise.

Outstanding Equity Awards at Fiscal Year-End Table
                                                           Option Awards

                                                                   Equity Incentive Plan
                     Number of Securities   Number of Securities     Awards: Number of
                          Underlying             Underlying        Securities Underlying   Option      Option
                     Unexercised Options    Unexercised Options    Unexercised Unearned   Exercise   Expiration
Name                   (# exercisable)       (# unexercisable)          Options (#)       Price ($)     Date
DeWitt Drew                 13,200                    0                     0              $13.07    10/20/2009
J. David Dyer, Jr.               0                    0                     0                0.00
John J. Cole, Jr.            3,300                    0                     0               19.31     4/29/2008
George R. Kirkland           3,300                    0                     0               19.31     4/29/2008

(1) Each stock option is exercisable for one share of the Corporation's common stock. Stock options vest on the date of grant. The expiration date of each option is 10 years after the date of grant.

The following table sets forth the number of shares acquired and the dollar amounts realized by the Named Executive Officers during 2006 on the exercise of stock options. No other stock awards were exercised or vested.

Option Exercises and Stock Vested Table
                                Option Awards

                     Number of Shares
                       Acquired on         Value Realized
Name                   Exercise(#)         on Exercise($)
DeWitt Drew                   0               $     0
J. David Dyer, Jr.        2,750                17,250
John J. Cole, Jr.             0                     0
George R. Kirkland            0                     0

(1) The value realized represents the difference between the closing price of the Corporation's common stock on the date of exercise and the option exercise price multiplied by the number of options exercise.

Pension Benefits

The Corporation maintains the Pension Plan was frozen effective December 31, 2006, due to the increasing costs to keep it funded. The cost of this plan which represents the current and future benefits of current and retired employees has been funded by the Corporation. These benefits accrue based upon actuarial determinations employing the aggregate funding method. The compensation covered by the Pension Plan has included total annual compensation including bonuses and overtime pay. The employee benefits earned through December 31, 2006, are preserved and the funds will be maintained in a trust account to pay future benefits through retirement, but new benefits will not accrue under the Pension Plan. The portion of compensation which is considered covered compensation under the Pension Plan equals the annual salary and bonus amounts indicated in "Executive Compensation - Summary Compensation Table".

All executive officers who exceed the maximum covered compensation limited by federal law of $220,000 are covered under the Corporation's Supplemental Retirement Plan. Any excess annual retirement benefit which could not be paid under the Pension Plan and ESOP because of the above federal limitation will be payable under the Supplemental Plan. During 2006, only DeWitt Drew, the Chief Executive Officer qualified for this Plan.

Generally, when a participant retires, both the Pension Plan and the Supplemental Plan will pay to the participant benefits in the form of equal monthly installments for such participant's life or could elect to have his retirement benefits payable under one of several optional forms of payment. The benefits are based on compensation and years of service and are taxable to the participant. The normal retirement age defined in the plan is 65.

The following table sets forth the estimated annual benefits payable upon retirement of the Named Executive Officers under the Pension Plan and Supplemental Plan in the specified compensation and years of service classifications indicated below. The disclosed amount for each Named Executive Officer is the aggregate change in the actuarial present value of the total benefits from all benefit plans.

Pension Benefits Table
                                       Number of Years     Present Value of     Payments During
                                       Credited Service   Accumulated Benefit   Last Fiscal Year
Name                    Plan Name             (#)                 ($)                 ($)
DeWitt Drew         Pension Plan and
                    Supplemental Plan          7               $282,015                $0
John J. Cole, Jr.   Pension Plan              31                410,572                 0
George R. Kirkland  Pension Plan              15                274,923                 0

Nonqualified Deferred Compensation

Mr. Dyer has been provided $1 million of deferred compensation under his employment agreement as described in "Executive Compensation - Compensation Discussion and Analysis". The following table discloses the final payment of such deferred compensation paid, which was paid in 2006. None of the other Named Executive Officers have been provided any nonqualified deferred compensation.

Nonqualified Deferred Compensation Table
                       Executive        Registrant       Aggregate                     Aggregate
                   Contributions in  Contributions in   Earnings in                     Balance
                    Last Financial    Last Financial   Last Financial   Aggregate   Last Financial
                         Year              Year             Year       Withdrawals       Year
Name                     ($)               ($)              ($)            ($)           ($)
J. David Dyer, Jr.        $0            $200,000          $78,106           $0        $1,247,580

Director Compensation

All of the members of the Board of Directors of the Corporation also serve on the Bank's Board of Directors. Each Board member is compensated for his board services by the Bank. The annual director fees for the Chairman, Vice Chairman, and each director are $10,800, $7,200, and $3,600, respectively.

In addition, directors are paid $300 for each Board meeting attended and $125 for each committee meeting attended (committee meeting attendance fees are paid only to outside directors). A retired director emeritus at age 70 with at least seven year of directorship service is compensated $3,600 per year. Directors may contribute their directors' fees to the Corporation's Stock Purchase Plan and receive common stock of the Corporation with an aggregate value of 1.5 times their contribution.

The Corporation has a voluntary deferred compensation plan for the Board of Directors administered by an insurance company. The plan stipulates that if a director participates in the Plan for four years, the Corporation will pay the Director future monthly income for 10 years beginning at normal retirement age, and the Corporation will make specified monthly payments to the Director's beneficiaries in the event of his or her death prior to the completion of such payments. The plan is funded by life insurance policies with the Corporation as the named beneficiary. This plan is closed to new director enrollment and participation. The current participants are John H. Clark and Richard L. Moss.

The following table summarizes 2006 non-employee director compensation. There were no option or stock awards granted to directors for 2006 and directors do not participate in the Pension Plan or receive any non-qualified deferred compensation. Mr. Drew was the only employee on the Board of Directors for 2006 and his compensation for that service is described in "Executive Compensation - Summary Compensation Table". The Corporation believes that the total level of compensation for directors is reasonably comparable with other small public traded community bank holding companies' directors pay.

Director Compensation Table
                                     Director       All Other
Name of Director (1)                Fees Earned    Compensation      Total
Cecil H. Barber                       $16,975       $  3,000       $ 19,975
John H. Clark                          11,650        198,127(2)     209,777
Michael J. McLean                      19,275          3,000         22,275
Richard L. Moss                        17,200          3,000         20,200
Roy H. Reeves                          13,925          3,000         16,925
Johnny R. Slocumb                      14,225          3,000         17,225
Violet K. Weaver                        7,150          1,250          8,400
C. Broughton Williams                  15,500          2,400         17,900

(1) Compensation for Mr. Cole, Mr. Wear and Mr. Wells is not included in this disclosure of 2006 director compensation because each such director was appointed in 2007. Compensation for Ms. Weaver is only provided through May 22, 2006 when she retired from the Board and did not stand for reelection at the 2006 Annual Meeting.
(2) Includes for Mr. Clark, a retired executive officer of the Corporation, annual retirement payments of $109,994 from the Pension and Supplemental Plans, annual payments of $25,133 from the director deferred compensation plan, annual payments of $60,000 for a consulting agreement, and $3,000 contributions to the Stock Purchase Plan.

Compensation Committee Interlocks and Insider Participation

The members who served during 2006 on the Personnel Committee, which recommends compensation levels for the Corporation's executives and other employees, were Michael J. McLean, Cecil Barber, and Richard L. Moss. No member of the Personnel Committee has served as an officer or employee of the Corporation at any time or engaged in any transaction that would be required to be disclosed under "Certain Relationships and Related Transactions".

None of the Corporation's executive officers serve as a director or member of the compensation committee of any other entity that has an executive officer serving as a member of the Corporation's Board of Directors or Personnel Committee.

Committee Report on Executive Compensation

The Personnel Committee has reviewed and discussed the "Compensation Discussion and Analysis" included with this proxy statement with management. Based on such review and discussions, the Personnel Committee recommended to the Board of Directors that it be included herein.

                                Cecil Barber
                             Michael J. McLean
                              Richard L. Moss

           CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporation has a written related person transaction policy that governs the review, approval land ratification of any transaction that would be required to be disclosed by the Corporation pursuant to Item 404 of Regulation S-K under the Securities Act of 1933. The Board of Directors of the Corporation or the Audit Committee must approve all such transactions under the policy.

On June 23, 2006, Mr. John H. Clark, director, sold to the Employee Stock Ownership Plan 10,000 shares of common stock for $21.40 per share and also, on February 1, 2007, both Mr. Clark and his wife sold to the Corporation 25,000 shares of common stock for $19.435 per share in a private stock repurchase transaction.

The Bank from time to time has had, and expects to have in the future, banking transactions in the ordinary course of business with officers and directors of the Corporation and other related persons, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties. Such transactions have not involved more than the normal risk of collectibility or presented other unfavorable features. At December 31, 2006, loans to officers, directors, and principal shareholders of the Corporation and the Bank and to other related persons amounted to $2,647,000. Also, during 2006, directors and executive officers had approximately $2,017,000 in deposits with the Bank.

                      REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board on May 24, 2000 and revised July 23, 2003. The Corporation's management is responsible for its internal accounting controls and the financial reporting process. The Corporation's independent accountants, Thigpen, Jones, Seaton & Co., P.C. ("Thigpen"), are responsible for performing an audit of the Corporation's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and for expressing an opinion as to their conformity with generally accepted accounting principals. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee was involved with the selection process and the approval of Thigpen as the Corporation's principal independent auditors. Also, the Audit Committee has approved Thigpen to provide some non-audit services related to improving the Corporation's internal audit program and performing an information technology audit.

In keeping with its responsibilities, the Audit Committee has reviewed and discussed the Corporation's audited consolidated financial statements with management and the independent accountants. The Audit Committee has discussed with the Corporation's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committee," as currently in effect. In addition, the Audit Committee has received the written disclosures from the independent accountants required by Independence Standards Board Standard No.1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence. The Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining their independence.

The Audit Committee also discussed with management and the auditors the quality and adequacy of the Corporation's internal controls over financial reporting and the internal audit function's organization, responsibilities, budget, and staffing.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Corporation's financial statements has been carried out in accordance with standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principals or that the Corporation's auditors are in fact "independent".

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the Audit Committee Charter, the committee recommended to the Board of Directors that the audited consolidated financial statements of the Corporation be included in the Annual Report on Form 10-K for the year ending December 31, 2006, for filing with the Securities and Exchange Commission.

This report is respectfully submitted by the Audit Committee of the Board of Directors.
Cecil H. Barber           Michael J. McLean              Richard L. Moss
Roy H. Reeves             Johnny R. Slocumb              C. Broughton Williams

             INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

Thigpen was the principal independent public accountant for the Corporation during the years ended December 31, 2006 and 2005. Representatives of Thigpen are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Corporation anticipates that Thigpen will be the Corporation's accountants for the current fiscal year.

Audit Fees

The aggregate fees billed for professional services by Thigpen for the audit of the Corporation and Empire's annual financial statements and reviews of quarterly financial statements for 2006 and 2005 were $61,000 and $70,250, respectfully.

Audit-Related Fees

The aggregate fees billed for professional services by Thigpen for an agreed upon procedural review of the trust division and of the Bank's loan portfolio for 2006 and 2005 were $8,250 and $8,000, respectively.

Tax Fees

The aggregate fees billed for professional services by Thigpen for tax compliance for 2006 and 2005 were $4,850 and $4,450, respectfully.

All Other Fees

The aggregate fees billed for professional services by Thigpen for the Corporation's pension plan audit and information technology audit in 2006 were $4,750, and $3,500, respectively. In 2005, the services performed and fees billed for the pension plan audit and information technology audit were $4,500 and $3,500, respectively.

The Audit Committee approves all audit and non-audit services performed by the Corporation's independent public accountant.


           COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, each executive officer, director and beneficial owner of 10% or more of the Corporation's Common Stock is required to file certain forms with the Securities and Exchange Commission ("SEC"). Based solely on its review of the copies of such reports received by the Corporation, or written representations from certain reporting persons, the Corporation believes that during the last fiscal year all Section 16 filing requirements applicable to its reporting persons were fulfilled with the exception of one delinquent filing of C. Wallace Sansbury, Executive Vice President. A Form 4 for Mr. Sansbury related to a sale of 248 shares of stock on March 9, 2006 was inadvertently filed late, but was subsequently filed on April 24, 2006.

              SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Any proposals of shareholders or recommendations for director nominees intended to be presented at the Corporation's 2008 Annual Meeting of

Shareholders must be received by December 10, 2007, in order to be eligible for inclusion in the Corporation's Proxy Statement and Proxy for that meeting. The Corporation must be notified of any other matter intended to be presented by a shareholder at the 2008 Annual Meeting no later than February 24, 2008.

                        SHAREHOLDER COMMUNICATIONS

The Board of Directors maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board of Directors should send any communication in writing to Mr. George R. Kirkland, Southwest Georgia Financial Corporation, P. O. Box 3488, Moultrie, GA 31776-3488. Any such communication should state the number of shares beneficially owned by the shareholder making the communication. The communication will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is illegal or otherwise inappropriate.

              OTHER MATTERS THAT MAY COME BEFORE THE MEETING

Management of the Corporation knows of no matters other than those stated above that are to be brought before the meeting. If any other matters should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of the Corporation.

                                By order of the Board of Directors,

                                /s/DeWitt Drew

                                DeWitt Drew
                                President and
                                Chief Executive Officer
April 10, 2007
                                   -18-

                                Exhibit A

                 SOUTHWEST GEORGIA FINANCIAL CORPORATION

                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                              May 24, 2000

                         Amended July 23, 2003

                                CHARTER
I.  PURPOSE
The primary function of the Audit Committee of Southwest Georgia Financial Corporation (the "company") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the company to any governmental body or the public; the company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

* Serve as an independent and objective party to monitor the company's financial reporting process and internal control system.

* Review and appraise the audit efforts of the company's external auditors and internal auditing department.

* Provide an open avenue of communication among the external auditors, senior management, the internal auditing department, and the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

II.  COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices.

A director will not be considered "independent" for purposes of serving as a member of the company's Audit Committee if he or she:

* has been employed by the company or its affiliates in the current or past three years;

* has accepted any compensation from the company or its affiliates except for board service, retirement plan benefits, or non-discretionary compensation; however, Audit Committee members are prohibited from receiving compensation for consulting or advisory services;

* has an immediate family member who is, or has been in the past three years, employed by the company or its affiliates as an executive officer; and

                                   A-1

* is an affiliated person of the company or any of its subsidiaries apart from his or her capacity as a member of the board and any board committee.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

The Audit Committee shall meet monthly. Special meeting may be called by the Chairman of the Audit Committee or at the request of the external auditors or the director of internal auditing. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

As part of its job to foster open communication, the Committee should provide sufficient opportunity to meet with management, the director of the internal auditing department, and the external auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES
To fulfill its responsibilities and duties, the Audit Committee shall:

*  Review and update this Charter periodically but not less than annually.

* Review the regular internal audit reports to management prepared by the internal auditing department, any significant findings, regular progress reports on the agreed upon internal audit program, and any changes to the scope of the internal audit program.

* Submit the minutes of all meetings of the Audit Committee to, or review the matters discussed at each committee meeting with, the Board of Directors including any recommendations the Committee may deem appropriate.

* Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

* Review the internal audit function of the company including its independence and the authority of its reporting obligations.

* Review the performance of the external auditors and be directly responsible for the appointment, compensation, oversight, and termination of the external auditors when circumstances warrant.

* On an annual basis, review and discuss with the external auditors all significant relationships they have with the company to determine their independence.

* Consider and approve, if appropriate, major changes to the company's auditing and accounting principals and practices as suggested by the external auditors, management, or the internal auditing department.

* Review the company's annual financial statements, and any interim reports or other financial information submitted to the SEC or any governmental body, or the public, including any certification, report, opinion, or review rendered by the external auditors.

* Prepare a letter for inclusion in the annual report or proxy statement that describes the Audit Committee's composition and responsibilities and how they were discharged.

                                   A-2

V.  OTHER MATTERS

To further enhance the Audit Committee's effectiveness and to ensure that the committee is not dependent on management to investigate any matter brought to its attention within the scope of its duties, the Audit Committee shall:

* Have the authority to engage independent legal, financial or other advisors as it may deem necessary to assist in the performance of its duties.
* Have access to "appropriate" funding for the payment of compensation to any independent accountant engaged for the purpose of rendering or issuing an audit report or related services and any advisors employed by the Audit Committee.

Since the Audit Committee is dependent to a degree on the information provided to it by management and internal and outside auditors, it is imperative for the committee to cultivate open and effective channels of information. Accordingly, the Audit Committee shall ensure that "whistleblower" procedures are in place for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.